                                                                   Exhibit 10.26


                      SECOND AMENDMENT TO LEASE AGREEMENT


       THIS SECOND AMENDMENT TO LEASE AGREEMENT ("Amendment") is effective as of June 1, 1997 by and between DELTA HP LIMITED, a Texas limited partnership ("Landlord"), and XETEL CORPORATION, a Delaware corporation ("Tenant").

                                   RECITALS:

       1. Landlord's predecessor in interest and Tenant entered into a Lease Agreement ("Original Lease") dated September 22, 1992, pursuant to which Tenant leased from Landlord and Landlord leased to Tenant approximately 61,832 square feet of Useable Area in the Buildings known as Brockton Business Center.

       2. The Original Lease was amended pursuant to the terms of a First Amendment to Lease Agreement ("First Amendment") effective April 1, 1994 to, among other things, increase the square footage leased to Tenant under the Lease to 103,988 square feet, extend the term of the Lease to March 31, 2002, and modify the Base Rent as provided therein (the Original Lease and the First Amendment being hereinafter collectively referred to as the "Lease").

       3. Landlord and Tenant desire to further amend the Lease to reduce the square footage leased to Tenant under the Lease and modify the Lease in certain other respects.

                                  AGREEMENTS:

       NOW, THEREFORE, for and in consideration of the agreements contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. The second grammatical paragraph on page 1 of the Lease is deleted in its entirety and the following is substituted in lieu thereof:

       Landlord hereby leases to Tenant, and Tenant hereby takes from Landlord the following Premises (herein so called) as depicted on the floor plan attached hereto as Exhibit "A" containing approximately 91,588 square feet of Useable Area (hereinafter defined), being part of certain buildings and other improvements (each, a "Building" and collectively, the

       "Buildings") collectively known as "Brockton Business Center," located at 2525 and 2535 Brockton Drive, respectively, in the City of Austin, Travis County, Texas situated on the real property more fully described on Exhibit "B" attached hereto (the "Land").

In connection with the foregoing modification of the Lease, the floor plan attached as Exhibit "A" to the Lease is deleted in its entirety and the floor plan attached to this Amendment as Exhibit "A" is substituted in lieu thereof.


2. Section 1.1 d. is deleted in its entirety and the following is substituted in lieu thereof:

              "Area of the Premises" shall mean (i) for the period from the Lease Commencement Date through March 31, 1994, 61,832 square feet of Useable Area contained in the Premises, as the same may be amended pursuant to Section 3.2(g), (ii) for the period from April 1, 1994 through December 31, 1994, 65,832 square feet of Useable Area contained in the Premises, as the same may be amended pursuant to Section 3.2(g),
       (iii) for the period from January 1, 1995 through February 28, 1997, 103,988 square feet of Useable Area contained in the Premises, as the same may be amended pursuant to Section 3.2(g) and (iv) commencing March 1, 1997, 91,588 square feet of Useable Area contained in the Premises, as the same may be amended pursuant to Section 3.2(g); provided, however, with respect to Sections 6.2, 12.1 and 13.2, Area of the Premises shall mean from April 1, 1994 to February 28, 1997, 103,988 square feet of Useable Area contained in the Premises and from and after March 1, 1997, 91,588 square feet of Useable Area contained in the Premises.

3. The first sentence in Section 3.1 entitled "Base Rental" is deleted in its entirety and the following is substituted in lieu thereof:

              Commencing with the Rent Commencement Date, Tenant promises and agrees to pay to Landlord, without offset or deduction (other than pursuant to express, limited rental abatement, offset or credit provisions contained in this Lease), in lawful money of the United States of America, a base annual rental ("Base Rental") of the following amounts for the following Lease Years, in monthly installments as indicated for each such Lease Year:

       LEASE YEAR           BASE ANNUAL RENTAL    MONTHLY INSTALLMENTS
       Lease Year 1                -0-                     -0-
       (September 22 , 1992
        through December 31,
        1992)





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

       Lease Year 2                   $445,190.40         $37,099.20
       (January 1, 1993
       through December 31, 1993)

       Lease Year 3                   $463,190.40         $37,099.20 (Jan 1.-
       January 1, 1994 through                                  Mar. 31)
       December 31, 1994                                  $39,099.20 (Apr. 1-
                                                                Dec. 31)

       Lease Year 4                   $698,126.40         $58,177.20
       (January 1, 1995 through
       December 31, 1995)

       Lease Year 5                   $698,126.40         $58,177.20
       (January 1, 1996 through
       December 31, 1996

       Lease Year 6 (Part I)          $290,886.00         $58,177.20
       (January 1, 1997 through
       May 31, 1997)

       Lease Year 6 (Part II)         $358,680.00         $51,240.00
       June 1, 1997 through
       December 31, 1997

       Lease Year 7                   $659,436.00         $54,953.00
       (January 1, 1998 through
       December 31, 1998)

       Lease Year 8                   $681,420.00         $56,785.00
       (January 1, 1999 through
       December 31, 1999)

       Lease Year 9                   $703,392.00         $58,616.00
       (January 1, 2000 through
       December 31, 2000)

       Lease Year 10                  $725,856.00         $60,488.00
       (January 1, 2001 through
       December 31, 2001)





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
       Lease Year 1                   $181,464.00         $60,488.00
       (January 1, 2002 through
       March  31, 2002)

4.     The last paragraph of Section 3.1 shall be modified to read as follows:

              If Tenant does not notify Landlord by March 31, 2001 that Tenant has exercised the option to extend the term of the Lease as provided in Rider 301, or if Landlord and Tenant have not otherwise agreed to an extension of the term of the Lease in writing that releases Tenant from the Deferred Rent by March 31, 2002; then on the expiration or earlier termination of the Lease, Tenant shall pay to Landlord the sum of $211,200.00. Landlord and Tenant acknowledge and agree that the Deferred Rent represents all or a portion of the rent on the 38,156 square feet of Useable Area being rented to Tenant hereunder and for which Tenant is not required to pay any rent from April 1, 1994 to December 31, 1994.

5. Section 4.6 of the Lease is deleted in its entirety and the following is substituted in lieu thereof:

              4.6 Walkway. Tenant shall possess the Walkway on a nonexclusive basis with any other tenants of the Project, if any, and shall specifically permit such tenants' employees, agents, contractors and invitees to enter and exit the exterior Walkway doors which provide access to the Common Areas, if any, on each side of the Walkway. As of the date hereof, there are no Common Areas within the Premises on either side of the Walkway.

6. The first sentence of Section 7.1 c. is deleted in its entirety and the following is substituted in lieu thereof:

       Tenant shall not permit any mechanic's and materialmen's lien to be placed on the Premises, Buildings or Land resulting from any work performed, materials furnished, or obligation incurred by or at the request of Tenant.

7. Sections 11.1 and 11.2 of the Lease are modified by deleting the phrase "and the Project" after each occurrence of the word "Premises."

8. This Lease is amended by changing all occurrences of "Project" Sections 20.2f., 20.3d., 20.3e., 20.3f., 20.4 and 20.6 to "Premises".
       Additionally, the use of "Project" in Section 20.3a is changed to "Property."

9. Section 25.8 of the Lease is modified by deleting the phrase "the Project or the





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       Premises" at the end of the first sentence thereof, and substituting the phrase "the Land, the Buildings or the Premises" in lieu thereof.

10. Landlord and Tenant acknowledge and agree that with respect to the 12,400 square feet relinquished by Tenant pursuant to this Amendment, the Lease is terminated as to that 12,400 square feet and Tenant shall have no further obligations, duties or liabilities to Landlord with respect thereto. Further, such 12,400 square feet is delivered to Landlord by Tenant AS IS, WHERE IS, AND WITH ALL FAULTS, AND TENANT EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES WITH RESPECT TO SUCH SPACE. Landlord will use all reasonable efforts to obtain the consent of any lenders of the Project to this Amendment. Notwithstanding anything contained herein to the contrary, if such lenders shall not so consent to this Amendment, then, nevertheless, the provisions of this Amendment shall continue to be binding upon Landlord and its successors and assigns (excluding such lenders), and Landlord hereby covenants and agrees to notify any such successor, assign of this provision.

11. Except as otherwise expressly provided in this Amendment to the contrary, the Lease is not modified or amended in any respect and the same shall remain enforceable as written.

12. Capitalized terms that are not defined herein have the meanings given to them in the Lease unless the context clearly requires otherwise. Words of any gender used in this Amendment include any other gender, and words in the singular include the plural, unless the context otherwise requires. This Amendment and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of Texas. This Amendment may not be changed or terminated orally, but only in writing executed by Landlord and Tenant. THIS AMENDMENT, INCLUDING ONLY THE ATTACHMENTS HERETO SPECIFIED HEREIN, EMBODIES THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, INCLUDING ANY LETTERS OF INTENT, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF. This Amendment may be executed in multiple counterparts, all of which taken together shall constitute one and the same agreement. It is not necessary for landlord and tenant to execute the same counterparts.







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       EXECUTED THIS 24 DAY OF March, 1997.



                                      LANDLORD:

                                      DELTA HP LIMITED, a Texas limited
                                      partnership

                                      BY:    1826, Inc., a Texas corporation,
                                             General Partner


                                             By:  /s/ D. Kent Lance, Jr.
                                                      --------------------------
                                             D. Kent Lance, Jr.
                                             Vice President


                                      TENANT:

                                      XETEL CORPORATION, a Delaware
                                      corporation



                                             By:  /s/ Angelo Decaro, Jr.
                                                      --------------------------
                                             Angelo Decaro, Jr.
                                             President/ceo





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